UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 31, 2012

TRANZYME, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	001-35119	63-1192270
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5001 South Miami Boulevard, Suite 300 Durham, NC	27703
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (919) 474-0020

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On January 31, 2012, Tranzyme, Inc. (the “Company”) and Tranzyme Pharma Inc., the Company’s subsidiary in Canada (“Tranzyme-Canada”), entered into an Amended and Restated Loan and Security Agreement (the “Amended Loan Agreement”) with Horizon Technology Finance Corporation (“Horizon”) and Oxford Finance LLC (“Oxford”, and together with Horizon, the “Lenders”).   The Amended Loan Agreement amends and restates the Company’s prior loan and security agreement with the Lenders dated September 30, 2010 (the “Prior Loan Agreement”), and provides the Company with approximately $9.3 million of additional net loan proceeds.  The Company will use a portion of the approximately $13.4 million of new proceeds received at the closing of the Amended Loan Agreement to repay approximately $4.1 million of outstanding principal under the Prior Loan Agreement, such that the Company will have approximately $20.0 million in outstanding principal under the Amended Loan Agreement following the closing.  Under the Amended Loan Agreement, the Company will initially make interest-only payments through February 1, 2013, and then will be required to make 30 monthly principal and interest payments to fully amortize the loan. The annual interest rate under the Amended Loan Agreement is fixed at 10.00%.  The Company paid customary fees and expenses in connection with the closing of the Amended Loan Agreement. The Amended Loan Agreement contains customary default and acceleration provisions and is secured by the Company’s assets, excluding intellectual property. The Company was required to make a negative pledge of its intellectual property, which generally prohibits the Company from granting liens on its intellectual property.

In connection with the additional loan proceeds under the Amended Loan Agreement, the Company issued to Oxford, warrants to purchase an aggregate of 100,545 shares of the Company’s common stock and to Horizon, a warrant to purchase 62,943 shares of the Company’s common stock (collectively, the “Warrants”). The exercise price for each Warrant is $3.67 per share. The Warrants are immediately exercisable, and excluding certain mergers or acquisitions, will expire on January 30, 2022.

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the Amended Loan Agreement and the form of Warrant, copies of which are attached as exhibits hereto and incorporated herein by reference.

A copy of the Company’s press release announcing the Amended Loan Agreement is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 of this Current Report on Form 8-K with respect to the Amended Loan Agreement is incorporated by reference herein and made a part hereof.

Item 3.02. Unregistered Sales of Equity Securities.

The information contained in Item 1.01 of this Current Report on Form 8-K with respect to the Warrants is incorporated by reference herein and made a part hereof. The Warrants were issued in a private placement pursuant to Rule 506 of the Securities Act of 1933, as amended (the “Securities Act”), and thus have not been registered under the Securities Act. The securities may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act.

Item 9.01.     Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description

4.1	Form of Warrant to Purchase Stock issued by the Company on January 31, 2012.
10.1	Amended and Restated Loan and Security Agreement dated as of January 31, 2012 by and among the Company, Tranzyme-Canada, Horizon, Oxford and Oxford (as Collateral Agent (as defined therein)).
99.1	Press release of the Company dated February 1, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date February 1, 2012	Tranzyme, Inc.

	By:	/s/Vipin K. Garg, Ph.D.
Vipin K. Garg, Ph.D.
President and Chief Executive Officer